Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of FiberMark, Inc. (the “company”) for the period ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Alex Kwader and Bruce Moore, the Chief Executive Officer and Chief Financial Officer, respectively, of the company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)  The Report fully complies with the requirements of Section 13(a) of 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	March 31, 2003	/s/ ALEX KWADER
Alex Kwader
Chairman of the Board and Chief Executive Officer

Dated:	March 31, 2003	/s/ BRUCE MOORE
Bruce Moore
Senior Vice President and Chief Financial Officer